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                                                                     EXHIBIT 5.1
October 31, 1997


Venture Seismic Ltd.
3110 - 80 Avenue S.E.
Calgary, Alberta T2C 1J3

Dear Sirs:

     You have requested our opinion with respect to the offering and sale of 1,610,000 common shares of Venture Seismic Ltd. (the "Corporation") issuable upon the exercise of the redeemable warrants (the "Warrants") and the sale by certain stockholders of the Corporation (the "Selling Stockholders") of 140,000 common shares issuable upon the exercise of other warrants and 140,000 common shares issuable upon the exercise of Warrants (the 1,890,000 common shares are referred to herein as the "Shares") pursuant to Post-effective Amendment No. 1 on Form S-3 to the Corporation's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended
(the "Act").

     We have examined originals, or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon the certificates of officers and responsible employees and agents of the Corporation.

     We are members of the Law Society of Alberta, are not permitted to practice law in any other province in Canada and are not experts in the laws or other provinces of Canada or of any other jurisdiction. This opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

     Based upon the foregoing, it is our opinion that the Shares, when issued and paid for in the manner described in the Registration Statement, will be validly issued as fully paid and non-assessable common shares of the Corporation.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as counsel to the Corporation in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                  Yours truly,

                                  /s/ Burstall Ward
                                  BURSTALL WARD